     As filed with the Securities and Exchange Commission on August 4, 2005

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                     UBS AG
             (Exact name of registrant as specified in its charter)

          SWITZERLAND                                             98-0186363
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                   BAHNHOFSTRASSE 45, ZURICH, SWITZERLAND, AND
                      AESCHENVORSTADT 1, BASEL, SWITZERLAND
                    (Address of Principal Executive Offices)

                         UBS SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                                   JAMES ODELL
                                     UBS AG
                                  299 PARK AVE.
                            NEW YORK, NEW YORK 10171
                                 (212) 821-3000
            (Name, address and telephone number of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                          Proposed maximum    Proposed maximum      Amount of
Title of securities to    Amount to be     offering price    aggregate offering   registration
     be registered       registered (1)       per unit              price              fee
----------------------   --------------   ----------------   ------------------   ------------
Ordinary Shares, par        1,000,000        $83.815          $83,815,000         $9,865.03
value CHF 0.80

(1) Consists of Ordinary Shares par value CHF 0.80 (the "Ordinary Shares") of UBS AG (the "Company or the "Registrant") to be issued under UBS Savings and Investment Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price and the registration fee have been computed on the basis of an assumed price of $83.815 per share, which was the average of the high and low prices of Ordinary Shares as reported on the New York Stock Exchange Consolidated Tape on August 3, 2005.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by Rule 428 under the Securities Act, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this registration statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          Incorporated by reference in this Registration Statement are the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     a. The Company's Annual Report on Form 20-F for the year ended December 31, 2004 (File No. 001-15060), filed pursuant to the Exchange Act, and the Plan's annual report on Form 11-K for the year ended December 31, 2004 (File No. 001-15060);

     b. The Company's reports on Form 6-K (File No. 001-15060), submitted to the Commission on June 30, 2005, May 4, 2005, and April 21, 2005; and

     c. The description of the Ordinary Shares contained in the Company's Annual Report on Form 20-F filed with the Commission on May 9, 2000, pursuant to the Exchange Act (Registration No. 001150226), and any amendment or report filed for the purpose of updating such description.

          In addition, to the extent designated therein, certain reports on Form 6-K and all documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

          Not applicable.

Item 5. Interests of Named Experts and Counsel

          Not applicable.

Item 6. Indemnification of Directors and Officers

          Under Swiss law, directors and senior officers acting in violation of their statutory duties - whether dealing with bona fide third parties or performing any other acts on behalf of the corporation - may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

          Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

          Because the Company is a Swiss company headquartered in Switzerland, many of the directors and officers of the Company are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

          - effect service within the U.S. upon the Company and the directors and officers of the Company located outside the U.S.,

          - enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts,

          - enforce in U.S. courts, judgments obtained against those persons in courts in jurisdictions outside the U.S., and

          - enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

          Neither the Company's articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

          According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

          The Company maintains directors' and officers' insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

          Not applicable.

Item 8. Exhibits

          An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page 8. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all necessary changes to the Plan by the IRS in order to qualify the Plan.

Item 9. Undertakings

          (a)  Rule 415 Offering. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, which will:

               (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs 9(a)(1)(i) and 9(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section

15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                Index to Exhibits

Exhibit No.                         Description of Exhibit
-----------                         ----------------------
4.1           Articles of Association of UBS AG (incorporated by reference to
              Exhibit 1.1 to the Company's Annual Report on Form 20-F for the
              fiscal year ended 31 December 2004).

4.2           Organization Regulations of UBS AG (incorporated by reference to
              Exhibit 1.2 to the Company's Annual Report on Form 20-F for the fiscal year ended 31 December 2004).

4.3 Instruments defining the rights of holders of long-term debt issued by UBS AG and its subsidiaries (incorporated by reference to Exhibit 2(b) to the Company's Annual Report on Form 20-F for the fiscal year ended 31 December 2004).

23.1          Consent of Ernst & Young Ltd.

24            Powers of Attorney.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zurich, Switzerland on the 4th day of August 2005.

                                        UBS AG


                                        By: /s/ Hugo Schaub
                                            ------------------------------------
                                        Name: Hugo Schaub
                                        Title: Group Controller


                                        By: /s/ James Odell
                                            ------------------------------------
                                        Name: James Odell
                                        Title: Managing Director

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          NAME                            TITLE                      DATE
          ----                            -----                      ----


/s/ Peter Wuffli           President of Group Executive Board   04 August 2005
------------------------      (principal executive officer)
Peter Wuffli


/s/ Clive Standish            Group Chief Financial Officer     04 August 2005
------------------------      (principal financial officer)
Clive Standish


/s/ Hugo Schaub                     Group Controller            04 August 2005
------------------------     (principal accounting officer)
Hugo Schaub


/s/ Marcel Ospel           Chairman of the Board of Directors   04 August 2005
------------------------
Marcel Ospel


/s/ Stephan Haeringer         Vice Chairman of the Board of     04 August 2005
------------------------                Directors
Stephan Haeringer

          NAME                            TITLE                      DATE
          ----                            -----                      ----


/s/ Marco Suter               Vice Chairman of the Board of     04 August 2005
------------------------                Directors
Marco Suter


/s/ Peter Bockli                    Vice Chairman and           04 August 2005
------------------------      Member of Board of Directors
Peter Bockli


/s/ Ernesto Bertarelli        Member of Board of Directors      04 August 2005
------------------------
Ernesto Bertarelli


/s/ Sir Peter Davis           Member of Board of Directors      04 August 2005
------------------------
Sir Peter Davis


/s/ Rolf A. Meyer             Member of Board of Directors      04 August 2005
------------------------
Rolf A. Meyer


/s/ Helmut Panke              Member of Board of Directors      04 August 2005
------------------------
Helmut Panke


/s/ Peter Spuhler             Member of Board of Directors      04 August 2005
------------------------
Peter Spuhler


/s/ Peter R. Voser            Member of Board of Directors      04 August 2005
------------------------
Peter R. Voser


/s/ Lawrence A. Weinbach      Member of Board of Directors      04 August 2005
------------------------
Lawrence A. Weinbach

          The Authorized Representative. Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the Authorized Representative has duly caused this Registration Statement to be signed, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of New York, State of New York, on the 4th day of August 2005.


                                        By: /s/ James Odell
                                            ------------------------------------
                                        Name: James Odell
                                        Title: Managing Director

          The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 4th day of August 2005.

                                        UBS SAVINGS AND INVESTMENT PLAN


                                        By: /s/ Edward O'Dowd
                                            ------------------------------------
                                        Name: Edward O'Dowd
                                        Title: Managing Director